Exhibit 99.1

CISO Global Receives NASDAQ Full Compliance

Scottsdale, AZ — June 3, 2025 — CISO Global Inc. (NASDAQ: CISO), an industry leader in AI-powered security software, managed cybersecurity, and compliance, is pleased to announce it has received formal notifications from NASDAQ confirming that the company is in full compliance with all NASDAQ listing standards.

The NASDAQ notifications verified that CISO Global has satisfied all previously outstanding listing requirements, underscoring the company’s strong commitment to corporate governance, transparency, and shareholder value.

CISO Global also reaffirmed its previous financial guidance, expecting to achieve approximately $35 million in cybersecurity services revenue and $5 million in software bookings for the current fiscal year. This guidance aligns with the company’s strategic initiatives, robust customer growth, and sustained demand for cybersecurity solutions across multiple industries.

“We are pleased to receive this confirmation from NASDAQ, as it reflects our ongoing commitment to maintaining the highest standards of transparency and governance,” stated David Jemmett, CEO of CISO Global. “Our reaffirmed revenue guidance demonstrates confidence in our market position and the continued strong demand for our innovative cybersecurity software. We remain focused on executing our strategy, delivering value to our shareholders, and helping our customers defend against increasingly sophisticated cyber threats.”

CISO Global is actively selling its portfolio of next generation security software to its over 600 customers and through key insurance partners such as Cyber Assurance Group.

About CISO Global

CISO Global is a premier cybersecurity firm dedicated to providing leading-edge cyber services and innovative software solutions designed to protect businesses and organizations from evolving cyber threats. Leveraging deep industry expertise, advanced technology, and strategic partnerships, CISO Global delivers comprehensive cybersecurity solutions tailored to client-specific needs.

Safe Harbor Statement

This news release contains certain statements that may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, among others, our belief that we are an industry leader in AI-powered security software, managed cybersecurity, and compliance; our belief in our strong commitment to corporate governance, transparency, and shareholder value; our expectation of the our financial commitment to procuring upwards of $35 million in cybersecurity services revenue and $5 million in software bookings in 2025; our belief in our strategic initiatives, robust customer growth, and sustained demand for cybersecurity solutions across multiple industries. and our belief that we provide comprehensive cybersecurity solutions to our clients. These statements are often, but not always, made through the use of words or phrases such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “predict,” “plan,” “project,” “continuing,” “ongoing,” “potential,” “opportunity,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar words or phrases. These statements reflect our current views, expectations, and beliefs concerning future events and are subject to substantial risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. These risks may be detailed from time to time in the reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation and do not intend to update any forward-looking statements, whether as a result of new information, future developments, or otherwise.

For Media Inquiries:

Hilary Meyers

hilary.meyers@ciso.inc

(480) 389-3444